UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934)
Date of Report (Date of earliest event reported): July 5, 2007
PHOENIX TECHNOLOGIES LTD.
(Exact name of registrant as specified in charter)

Delaware	0-17111	04-2685985

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 Murphy Ranch Road, Milpitas, California		95035

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (408) 570-1000
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SECTION 5 — Corporate Governance and Management
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 5, 2007, the Board of Directors (the “Board”) of Phoenix Technologies Ltd. (the “Company”) appointed Douglas E. Barnett as a director of the Company to fill a vacancy on the Board. Mr. Barnett will also serve on the Audit Committee of the Board.
Mr. Barnett is currently Senior Vice President, Finance, for UGS PLM Software(UGS), a global provider of product lifecycle management software and services, and a division of Siemens AG. He previously served as Senior Vice President and Chief Financial Offer of UGS. Mr. Barnett received his Bachelor of Science degree in Accounting from the University of Illinois and a Master of Business Administration degree from Northwestern University Kellogg Graduate School. Mr. Barnett is a Certified Public Accountant.
In connection with his appointment to the Board, Mr. Barnett received a fully vested initial option grant for 40,000 shares of Company common stock, and he will be entitled to receive subsequent annual grants of 15,000 shares. He will also be entitled to receive an annual retainer in the amount of $20,000, a fee of $1,500 for each meeting of the Board he attends in person and a fee of $1,000 for each telephonic meeting of the Board. In addition, as a member of the Audit Committee, Mr. Barnett is entitled to receive a fee of $1,500 for each Audit Committee meeting he attends in person and a fee of $1,000 for each telephonic Audit Committee meeting he attends.
The Company and Mr. Barnett entered into the Company’s standard form of indemnification agreement for officers and directors. Under this indemnity agreement, to the extent not otherwise covered by the Company’s directors and officers insurance policy, the Company agrees to indemnify each of its officers and directors that are parties to this agreement to the fullest extent permitted under applicable law for any expenses and costs incurred by such officer or director in the event that such officer or director is party to (or threatened to be a party to) a legal proceeding by reason of the fact that such officer or director is or was an agent of the Company, or by reason of anything done or not done by such director or officer in any such capacity.
The description in this Item 5.02 of the terms of the form of indemnification agreement is qualified in its entirety by reference to the full text of the form of indemnification agreement previously filed with the Securities and Exchange Commission as Exhibit 10.5 to the Form 8-K on September 11, 2006 and incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2007	Phoenix Technologies Ltd.
/s/ Timothy C. Chu
Timothy C. Chu
Vice President, General Counsel and Secretary